EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-10661, 333-67376, 333-88040, 333-88042 and 333-112904), Form S-4 (No. 333-112906) and Forms S-8 (No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879) of Valeant Pharmaceuticals International of our report dated March 16, 2005 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which, appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2005